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                                                                   Exhibit 99(A)


                                  PRESS RELEASE

                              For Immediate Release

For More Information Contact:
-----------------------------
R. Steve Aaron, President and CEO
United Community Bancorp
1039 2nd Street NE
Hickory, North Carolina 28601-3843
(888) 894-2483

The Board of Directors of United Community Bancorp, Hickory, NC declared a semiannual cash dividend of $.08 per share at a meeting held on March 11, 2003. The cash dividend is payable to shareholders of record on the close of business on April 30, 2003 and will be paid on May 15th, 2003.

Questions about this release can be directed to controller, Marty Lowder. 1-828-431-2300.